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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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       Date of Report (date of earliest event reported): October 26, 2000


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                                  I-STORM, INC.
                    (Formerly Digital Power Holding Company)

             (Exact name of registrant as specified in its charter)

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          NEVADA                       2-93477-D                  87-0410127
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation)                   Number)              Identification No.)


                       2440 WEST EL CAMINO REAL, SUITE 520
                         MOUNTAIN VIEW, CALIFORNIA 94040
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 962-5420


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ITEM 5. OTHER EVENTS

The Board of Directors of I-Storm, Inc. ("I-Storm" or the "Company") on September 13, 2000 has approved a modification of the Company's Certificates of Designations for Series B, C and D Preferred Stock to increase the number of authorized shares of Series D Preferred Stock from 500,000 to 1,400,000 shares; to decrease the number of authorized shares of Series B Preferred Stock from 1,700,000 shares to 500,000 shares; and to decrease the number of authorized shares of Series C Preferred Stock from 1,225,000 shares to 500,000 shares. No stockholder approval is necessary for the modifications as the total number of authorized shares of the Company's Preferred Stock will remain unchanged. The Company anticipates the filing of amended Certificate of Designations the week of October 23, 2000.

The Board of Directors approved on September 13, 2000 the circulation of separate shareholder consent requests to each of the classes of Series A, B and C Preferred Stock to obtain each classes' consent to the conversion of its class from Preferred Stock to Common Stock under the terms set forth in each classes' respective Certificate of Designation. Such consent requires a majority consent by the Series A Preferred Stock class to convert the Series A Preferred Stock into Common Stock; a 66 2/3% consent by the Series B Preferred Stock class to convert the Series B Preferred Stock into Common Stock, and a 66 2/3% consent by the Series C Preferred Stock to convert the Series C Preferred Stock into Common Stock. The Board of Directors approved the grant of an additional year's dividends commencing as of November 15, 2000 to any of the classes that choose to convert. As of October 25, 2000, the Company had completed a mailing of applicable consent requests to the holders of the Company's A, B and C Preferred Stock, respectively.

The conversion of one class of preferred stock is not dependent upon obtaining the consent of any other class. Currently the Series A Preferred Stock Class has dividend, liquidation and redemption rights superior to the rights of the Series B and C Preferred Stock and the Common Stock Classes. The Series B Preferred Stock has dividend, liquidation and redemption rights superior to the rights of the Series C Preferred Stock. The Series C Preferred Stock has dividend, liquidation and redemption rights on a pari passu basis with the Series D Preferred Stock and on a superior basis to the Common Stock. A summary of the features of each of the classes of preferred stock is attached to this release as Exhibit 90.1.

The Series D Preferred Stock, currently held by three strategic alliance partners of the Company, Computer Associates International, Inc., PurchasePro.com, Inc. and I-Visionary Ventures, LLC, are not being asked by the Company to convert at this time. Each of the purchases of the Series D Preferred Stock have been made in 2000 at a purchase price of $12.25 per share with conversion ratios identical to those of the Series B and Series C Preferred Stock. The Company intends to raise additional funds through further offerings of Series D Preferred Stock.


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EXHIBITS
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EXHIBIT 99.1       SUMMARIES OF CLASSES OF I-STORM PREFERRED STOCK

EXHIBIT 99.2       AMENDED CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED
                   STOCK

EXHIBIT 99.3       AMENDED CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED
                   STOCK

EXHIBIT 99.4       AMENDED CERTIFICATE OF DESIGNATION OF SERIES D PREFERRED
                   STOCK



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, I-Storm has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         I-STORM, INC.



Date:  October 31, 2000                 By: /s/ Calbert Lai
                                            ------------------------------------
                                            Calbert Lai,
                                            President

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